UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KIMCO REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		13-2744380
(State of incorporation or		(I.R.S. Employer Identification No.)
organization)

3333 New Hyde Park Road		11042
New Hyde Park, New York		(Zip Code)
(Address of principal executive
offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which
each class is to be registered
Class K Depositary Shares, each of
which represents a one-one thousandth fractional	New York Stock Exchange
interest in a share of 5.625% Class K
Cumulative Redeemable Preferred
Stock, liquidation preference $25,000.00 per share, of the Registrant

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates: 333-180833.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.  Description of Registrant’s Securities to be Registered.

Kimco Realty Corporation (the “Registrant”) registers hereunder its Class K Cumulative Redeemable Preferred Stock (the “Preferred Stock”) and the depositary shares representing the Preferred Stock (the “Depositary Shares”).  The sections entitled “Description of Preferred Stock,” found on page 17 of the prospectus (the “Prospectus”) forming part of the Registrant’s Registration Statement on Form S-3 (File No. 333-180833) (the “S-3 Registration Statement”) and “Description of Depositary Shares,” found on page 23 of the Prospectus are incorporated herein by reference. The section captioned “Description of Class K Preferred Stock and Depositary Shares” found on page S-10 of the Registrant’s prospectus supplement, dated November 28, 2012, filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and forming a part of the S-3 Registration Statement, is also incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are incorporated by reference in this Registration Statement.

3.1           Articles of Restatement of the Company, dated January 14, 2011 [Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010].

3.2           Articles Supplementary relating to the Registrant’s 5.625%  Class K Cumulative Redeemable Preferred Stock, $1.00 par value per share (filed herewith).

3.3           Amended and Restated By-laws of the Company dated February 25, 2009 [Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008].

99.1         Form of Deposit Agreement [Incorporated by reference to Exhibit 4(l) included in the S-3 Registration Statement].

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KIMCO REALTY CORPORATION
(Registrant)

By:	/s/ Glenn G. Cohen
Glenn G. Cohen
Chief Financial Officer

December 3, 2012